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                                                                      EXHIBIT 21

                               SUNTRON CORPORATION
                              LIST OF SUBSIDIARIES

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
Overall Parent Company:                         State of Organization:
-----------------------                         ----------------------
        Suntron Corporation                         Delaware

Subsidiaries of Suntron Corporation:

        EFTC Operating Corp.                        Delaware
        K*TEC Operating Corp.                       Delaware

Subsidiaries of EFTC Operating Corp.:

        Suntron-Iowa, Inc.                          Delaware
        Suntron-Kansas, Inc.                        Delaware
        Current Electronics, Inc.                   Oregon
        RM Electronics Inc.                         New Hampshire

Subsidiaries of K*TEC Operating Corp.

        CathiO L.L.C                                Delaware
        RodniC L.L.C                                Texas

Subsidiaries of CathiO L.L.C.:

        Suntron GCO, L.P.                           Texas
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